UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2008, MasterCard Incorporated (“MasterCard”) entered into a Release and Settlement Agreement (the “Settlement”) with Discover Financial Services (“Discover”) and Visa, Inc. (“Visa”) to settle outstanding litigation brought against MasterCard and Visa by Discover. This Settlement ends all existing litigation between the parties. Pursuant to the Settlement, MasterCard will pay to Discover $862.5 million in November 2008, which payment will be made pursuant to the terms of a judgment-sharing agreement entered into with Visa on July 29, 2008. In addition, in connection with the Settlement, Morgan Stanley, Discover’s former parent company, agreed to pay MasterCard $35 million, resulting in a net settlement for MasterCard of $827.5 million. A copy of MasterCard’s press release announcing both the Settlement and the agreement with Morgan Stanley is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by MasterCard Incorporated, dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: October 27, 2008	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel, Chief Franchise Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued by MasterCard Incorporated, dated October 27, 2008